Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333151764, 333162322, 333167628, 333176237, 333184727, 333188689, 333189701, 333-200385, 333-207442 and 333-212105 on Form S-8 of our reports dated March 1, 2017, relating to the consolidated financial statements of Ixia and subsidiaries, and the effectiveness of Ixia and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of Ixia for the year ended December 31, 2016.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
March 1, 2017